UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 18, 2007

ELIXIR GAMING TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32161	91-1696010
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1120 Town Center Dr, Suite 260, Las Vegas, Nevada		89144
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	702-733-7197

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 3.02 Unregistered Sales of Equity Securities.

On December 17, 2007, Elixir Group Ltd, the controlling shareholder of Elixir Gaming Technologies, Inc. (the "Company"), closed on its sale of warrants to purchase 16,000,000 shares of common stock of the Company at an exercise price of $2.65 per share. The Company had issued the warrants to Elixir Group pursuant to that certain securities purchase agreement dated October 11, 2006 between the Company and Elixir Group and that certain securities purchase and product participation agreement dated June 12, 2007 between the Company and Elixir Group. The purchasers of the warrants exercised all warrants at closing and the Company issued 16,000,000 shares of its common stock at an exercise price of $2.65 per share, for aggregate gross proceeds of $42.4 million. The purchasers were all accredited investors as such term is defined under Rule 501 of the Securities Act of 1933 ("Securities Act"). The private placement exempt from the registration requirement of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELIXIR GAMING TECHNOLOGIES, INC.

December 18, 2007	By:	/s/ David Reberger

Name: David Reberger
Title: Chief Financial Officer